                                                                    EXHIBIT 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 17, 1999 included in 7th Level, Inc.'s Form 8-K/A filed with the Securities and Exchange Commission on April 16, 1999 and to all references to our Firm included in this Amendment No. 3 to the Registration Statement File
No. 333-69861 filed on Form S-3.



                                        /s/ ARTHUR ANDERSEN LLP
                                        ----------------------------------------
                                        ARTHUR ANDERSEN LLP

New York, New York
April 29, 1999